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As filed with the Securities and Exchange Commission on February 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEREGRINE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-3773312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, California 92130
(858) 481-5000
(Address of principal executive offices)

1994 STOCK OPTION PLAN

Eric P. Deller
Vice President and General Counsel
Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, CA 92130
(858) 481-5000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Douglas H. Collom, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value To be issued under the 1994 Stock Option Plan	6,120,647	$6.38	$39,049,727.86	$3,592.57

Total	6,120,647		$39,049,727.86	$3,592.57

*
Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of Peregrine Systems, Inc. Common Stock as reported on the Nasdaq National Market on February 22, 2002.

        With respect to the shares of common stock of the Company hereby registered under the 1994 Stock Option Plan, the contents of the Registrant's Registration Statements on Form S-8/S-3 as filed with the Commission on October 3, 1997 (File No. 333-37105) and on January 22, 1998 (File No. 333-44699), and the Registrant's Registration Statements on Form S-8 as filed with the Commission on October 9, 1998 (File No. 333-65541), on August 3, 1999 (File No. 333-84355), on March 6, 2000 (File No. 333-31850) and on February 9, 2001 (File No. 333-55298), collectively the 1994 Plan Prior Form S-8s, are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such 1994 Plan Prior Form S-8s.

        The Company is registering 6,120,647 shares of its Common Stock under this Registration Statement which are reserved for issuance under the Company's 1994 Stock Option Plan. Under the 1994 Plan Prior Form S-8s, the Company registered 38,503,402 shares of its Common Stock that had been or were eligible to be issued under the 1994 Stock Option Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Arthur Andersen LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (See page (II-3))

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Peregrine has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 26th day of February 2002.

PEREGRINE SYSTEMS, INC.

By:	/s/ MATTHEW C. GLESS Matthew C. Gless Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen P. Gardner and Matthew C. Gless and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEPHEN P. GARDNER Stephen P. Gardner	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	February 26, 2002
/s/ MATTHEW C. GLESS Matthew C. Gless	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 26, 2002
/s/ BARRY M. ARIKO Barry M. Ariko	Director	February 26, 2002
/s/ CHRISTOPHER A. COLE Christopher A. Cole	Director	February 26, 2002
/s/ RODNEY F. DAMMEYER Rodney F. Dammeyer	Director	February 26, 2002
/s/ LAWRENCE L. GARLICK Lawrence L. Garlick	Director	February 26, 2002
/s/ JOHN J. MOORES John J. Moores	Director	February 26, 2002
/s/ CHARLES E. NOELL, III Charles E. Noell, III	Director	February 26, 2002
/s/ WILLIAM B. RICHARDSON William B. Richardson	Director	February 26, 2002
/s/ WILLIAM D. SAVOY William D. Savoy	Director	February 26, 2002
/s/ THOMAS G. WATROUS, SR. Thomas G. Watrous, Sr.	Director	February 26, 2002

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FORM S–8
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY